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                                                                   Exhibit 3-251
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                                                                 INL
                                                                FILED
                                                             SEP 25 1996
                                                           LONNA R. HOOKS
                                                         Secretary of State
                                                               1117662

                            CERTIFICATE OF FORMATION

                                       OF

                      ROEPHEL CONVALESCENT CENTER, L.L.C.

   The undersigned, in order to form a limited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, does hereby certify:

   FIRST: The name of the limited liability company is ROEPHEL CONVALESCENT CENTER, L.L.C.

   SECOND: The address of the limited liability company's initial registered office is c/o The Multicare Companies, Inc., 411 Hackensack Avenue, Hackensack, New Jersey 07601, and the name of the limited liability company's initial registered agent at such address is Brad Burkett, Esq.

   THIRD: The limited liability company has two or more members.

   FOURTH: The purpose of the limited liability company is to engage in any lawful business, purpose or activity for which limited liability companies may be formed under the New Jersey Limited Liability Company Act.

   FIFTH: The period of duration of the limited liability company shall be 49 years, unless sooner terminated in accordance with the operating agreement of the limited liability company.

   IN WITNESS WHEREOF, the undersigned has set his hand this 24th day of September, 1996.


                         /s/ Douglas M. Cohen
                         -----------------------------------
                         Douglas M. Cohen
                         Authorized Representative


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State of New Jersey
Division of Commercial Recording
820 Bear Tavern Road
Trenton, New Jersey 08628

TO WHOM IT MAY CONCERN:

   Roephel Convalescent Center, Inc. consents to the formation of Roephel Convalescent Center, L.L.C. in the State of New Jersey.

                      ROEPHEL CONVALESCENT CENTER, INC.

                      By: /s/ Paul J. Klausner
                      ---------------------------------------
                      Name: Paul J. Klausner
                      Title: Vice President